                                                                      Exhibit 11

                       FRESH FOODS, INC. AND SUBSIDIARIES

                       Computation of Earnings per Share
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
                                                                                       YEAR ENDED
                                                                 -------------------------------------------------------
                                                                    MARCH 6,         FEBRUARY 27,        FEBRUARY 27,
                                                                      1999               1998                1997
                                                                 ----------------  -----------------   -----------------
COMPUTATION OF EARNINGS PER COMMON SHARE - BASIC:
Earnings before extraordinary item                                 $ 2,495,192             2,250,000             2,025,005
Extraordinary gain (loss) from early extinguishment of
  debt (net of income taxes)                                           (64,335)                 --                 414,784
                                                                   -----------           -----------           -----------
       Net Earnings                                                $ 2,430,857             2,250,000             2,439,789
                                                                   ===========           ===========           ===========

Actual outstanding shares at beginning of period                     5,898,449             5,326,948             2,958,538
Add (deduct) weighted average shares applicable to:
       Common stock purchased                                          (11,337)             (114,582)                 --
       Common stock issued                                              11,727               441,622             2,176,814
                                                                   -----------           -----------           -----------

Weighted average shares as adjusted - basic                          5,898,839             5,653,988             5,135,352
                                                                   ===========           ===========           ===========

Earnings before extraordinary items - basic                        $      0.42           $      0.40           $      0.40
Extraordinary gain (loss) from early extinguishment of
  debt (net of income taxes)                                             (0.01)                 --                    0.08
                                                                   -----------           -----------           -----------
        Earnings per common share - basic                          $      0.41           $      0.40           $      0.48
                                                                   ===========           ===========           ===========


COMPUTATION OF EARNINGS PER COMMON SHARE - DILUTED:

Earnings before extraordinary items                                $ 2,495,192             2,250,000             2,025,005
Extraordinary loss from early extinguishment of debt (net
  of income taxes)                                                     (64,335)                 --                 414,784
                                                                   -----------           -----------           -----------
        Net earnings                                               $ 2,430,857             2,250,000             2,439,789
                                                                   ===========           ===========           ===========

Actual outstanding shares at beginning of period                     5,898,449             5,326,948             2,958,538
Add (deduct) weighted average shares applicable to:
       Common stock purchased                                          (11,337)             (114,582)                 --
       Common stock issued                                              11,727               441,622             2,176,814
       Common stock options exercised                                    3,589               211,964                40,211
       Common stock options cancelled or forfeited                      30,507                  --                    --
       Common stock options outstanding                                126,681               251,081               276,353
                                                                   -----------           -----------           -----------

Weighted average shares as adjusted - diluted                        6,059,616             6,117,033             5,451,916
                                                                   ===========           ===========           ===========

Earnings before extraordinary items - diluted                      $      0.41          $      0.37           $      0.37
Extraordinary loss from early extinguishment of debt (net
  of income taxes)                                                       (0.01)                 --                    0.08
                                                                   -----------           -----------           -----------
        Earnings per common share - diluted                        $      0.40           $      0.37           $      0.45
                                                                   ===========           ===========           ===========
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